Certain identified information has been excluded from this exhibit because it is not material and would cause competitive harm to the registrant if publicly disclosed.

AMENDMENT TO THE
SERIES PORTFOLIOS TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT to the Fund Administration Servicing Agreement dated as of September 15, 2015, as amended (the “Agreement”), is entered into as of April 24, 2020 by and between SERIES PORTFOLIOS TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the following funds:

Kayne Anderson Renewable Infrastructure Fund;

and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Series Portfolios Trust:

1.	Exhibit M, the Kayne Anderson Renewable Infrastructure Fund, is hereby added and attached hereto.

2.	Section 19, Notices shall be updated as follows:

Notice to USBGFS shall be sent to:

U.S. Bank Global Fund Services, LLC
615 East Michigan Street
Milwaukee, Wisconsin 53202
Attn: President

Notices to the Trust shall be sent to:

Series Portfolios Trust
615 East Michigan Street
Milwaukee, Wisconsin 53202
Attn: Fund Administration

3.	Notices to the Adviser of the Kayne Anderson Renewable Infrastructure Fund, shall be send to

Kayne Anderson Capital Advisors, L.P.

1800 Avenue of the Stars, 3rd Floor
Los Angeles, California 90067

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year written above.

SERIES PORTFOLIOS TRUST            U.S. BANCORP FUND SERVICES, LLC

By: __/s/ Ryan L. Roell___________            By: _/s/ Anita Zagrodnik__________
Name: Ryan L. Roell                    Name:    Anita Zagrodnik
Title: President                    Title: Senior Vice President
Date:     July 22, 2020                    Date: July 22, 2020

Exhibit M to the Series Portfolios Trust Fund Administration Servicing Agreement

Name of Series

Kayne Anderson Renewable Infrastructure Fund

Fund Start-up & Registration Services Project Fee Schedule at April 2020
Regulatory Administration Service Proposal - In support of external legal counsel

$___ per project - one fund
$___ per project - two funds
$___ per project - three funds
$___ per project - four funds
(Includes MST external counsel fee, subject to services provided; if applicable)

▪	Additional fee of $___ per sub-adviser

▪	Additional fee of $___ per drafting multi-manager exemptive application (does not include outside legal costs)

▪	MST may require up to $___ in escrow
Additional Regulatory Administration Services

▪	Subsequent new fund launch - $___ per fund or as negotiated

▪	Subsequent new share class launch - $___ per project

▪	Multi-managed funds - as negotiated based upon specific requirements

▪	Proxy - as negotiated based upon specific requirements

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Postage, Federal and state filing fees, expenses from Board of Trustee meetings, third party auditing and legal expenses, EDGAR/XBRL filing.

The Fund start-up and registration services project fee is paid for by the advisor and not the Fund(s). This fee is not able to be recouped by the advisor under an expense waiver limitation or similar agreement. Fund startup and registration service fees are billed 50% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC filings.

Extraordinary services - negotiated based upon specific requirements

▪	Multi-managed funds, proxy, expedited filings, asset conversion, fulcrum fee, other exemptive applications.
Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule
Annual Fee Based Upon Average Net Assets per Fund*
__ basis points on the first $___
__ basis points on the next $___
__ basis points on the next $___
__ basis points on the balance
Minimum Annual Fee: $___ per fund

▪	Additional fee of $__ for funds other than domestic equity

▪	Additional fee of $__ for each additional class, Controlled Foreign Corporation (CFC), and/or sub-advisor

Services Included in Annual Fee Per Fund

▪	Advisor Information Source - On-line access to portfolio management and compliance information.

▪	Daily Performance Reporting - Daily pre and post-tax fund and/or sub-advisor performance reporting.

▪	U.S. Bank Regulatory Administration (e.g., annual registration statement update)

▪	Core Tax Services - See Additional Services Fee Schedule

All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.

Exhibit M (continued) to the Series Portfolios Trust Fund Administration Servicing Agreement

Data Services
Pricing Services

▪	$___ - Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs, Total Return Swaps

▪	$___ - Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds

▪	$___ - CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield

▪	$___ - Interest Rate Swaps, Foreign Currency Swaps

▪	$___ - Bank Loans

▪	$___ - Swaptions, Intraday money market funds pricing, up to 3 times per day

▪	$___ - Credit Default Swaps

▪	$___ per Month Manual Security Pricing (>25per day)

NOTE: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees.
Corporate Action and Factor Services (security paydown)

▪	$___ per Foreign Equity Security per Month

▪	$___ per Domestic Equity Security per Month

▪	$___ per CMOs, Asset Backed, Mortgage Backed Security per Month
Third Party Administrative Data Charges (descriptive data for each security)

▪	$___ per security per month for fund administrative data
SEC Modernization Requirements

▪	Form N-PORT - $___ per year, per Fund

▪	Form N-CEN - $___ per year, per Fund

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly.

Exhibit M (continued) to the Series Portfolios Trust Fund Administration Servicing Agreement

Fund Chief Compliance Officer (CCO) Services Annual Fee Schedule

▪	$___ for the first fund (subject to Board approval)

▪	$___ for each additional fund 2-5 (subject to change based on Board review and approval)

▪	$___ for each fund over 5 funds

▪	$___ per sub-adviser per fund

▪	$___ onboarding fee
-For more than one fund, fees will be aggregated and allocated equally
-If fund launches within 12 months of LOI, onboarding fee is included in $___ first fund fee

▪	Per adviser relationship, and subject to change based upon board review and approval.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average.

Fees are calculated pro rata and billed monthly.

Fund Administration & Portfolio Compliance
(Additional Services Fee Schedule)
Transfer In-Kind

▪	Tax Free Transfer In-Kind Cost Basis Tracking* - $___ per sub-account per year
Daily Compliance Services (if required)

▪	Base fee - $___ per fund per year

▪	Setup - $___ per fund group
Section 18 Compliance Testing

▪	$___ set up fee per fund complex

▪	$___ per fund per month
Section 15(c) Reporting

¤	$___ per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting

-	Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
-    Performance reporting package: Peer Comparison Report

¤	Additional 15(c) reporting is subject to additional charges

¤	Standard data source - Morningstar; additional charges will apply for other data services
Equity & Fixed Income Attribution Reporting

▪	Fees are dependent upon portfolio makeup, services required, and benchmark requirements.
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).

Exhibit M (continued) to the Series Portfolios Trust Fund Administration Servicing Agreement
Optional Tax Services

▪	Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) - $___ per year

▪	Additional Capital Gain Dividend Estimates - (First two included in core services) - $___ per additional estimate

▪	State tax returns - (First two included in core services) - $___ per additional return
Tax Reporting - MLP C-Corporations
Federal Tax Returns

▪	Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) - $___

▪	Prepare Federal and State extensions (If Applicable) - Included in the return fees

▪	Prepare provision estimates - $___ Per estimate

State Tax Returns

▪	Prepare state income tax returns for funds and blocker entities - $___ per state return

•	Sign state income tax returns - $___ per state return

•	Assist in filing state income tax returns - Included with preparation of returns

▪	State tax notice consultative support and resolution - $___ per fund

Advisor’s Signature below acknowledges approval of the Fund Administration fee schedules on this Exhibit M.

Kayne Anderson Capital Advisors, L.P.

By: _/s/ Paul Stapleton_________________

Printed Name: _Paul Stapleton_________

Title: _Chief Financial Officer__________